Exhibit 99.1

FOR IMMEDIATE RELEASE	April 30, 2020

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS RESULTS FOR THE
FIRST QUARTER 2020
First Quarter Summary1
•Through April 28, 2020, approved approximately $332 million of PPP loans for 2,190 customers.
•Net Loss of $2.0 million, or a Loss of $0.12 Per Diluted Share
◦Credit Loss Expense of $21.7 million
◦Pre-tax, Pre-provision Net Revenue2 of $17.6 million, an increase of $5.4 million.
◦Noninterest Income increased 12% to $10.2 million
◦Noninterest Expenses decreased 18% to $30.0 million
•Ending deposit balances rose $131.2 million, or 4%, from year-end 2019
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq - MOFG) (“we”, “our”, or the "Company”) today reported net loss for the first quarter of 2020 of $2.0 million, or $0.12 per diluted common share, compared to net income of $13.4 million, or $0.83 per diluted common share, for the fourth quarter of 2019 (the “linked quarter”). Credit loss expense for the first quarter was $21.7 million, which reduced diluted earnings per common share by approximately $0.99 for the first quarter of 2020.
Charles Funk, President and Chief Executive Officer, commented, “The quarter was dominated by the activity, which accelerated in March, to prepare and deal with the effects of the COVID-19 pandemic on our employees, customers and communities. We had many bankers in April working 18 hour days to assure that our customers with PPP applications were promptly served. We also implemented CECL as a means of calculating our necessary credit loss expense. Our credit loss expense of $21.7 million is related to the worsening forecast for the U.S. and our regional economy due to the significant slowing we’ve seen in current and forecasted economic activity. We saw a number of positive elements during the quarter, including excellent deposit growth, very good fee income across our footprint, and improved expense management.”

FINANCIAL HIGHLIGHTS	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(Dollars in thousands, except per share amounts)
Net interest income	$37,406	$39,584	$25,976
Noninterest income	10,155	9,036	5,410
Total revenue, net of interest expense	47,561	48,620	31,386
Credit loss expense	21,733	604	1,594
Noninterest expense	30,001	36,436	20,617
(Loss) income before income tax (benefit) expense	(4,173)	11,580	9,175
Income tax (benefit) expense	(2,198)	(1,791)	1,890
Net (loss) income	$(1,975)	$13,371	$7,285
Diluted (loss) earnings per share	$(0.12)	$0.83	$0.60

Return on average assets	(0.17)%	1.14%	0.89%
Return on average equity	(1.54)%	10.55%	8.22%
Return on average tangible equity(2)	(0.47)%	15.60%	10.87%
Efficiency ratio(2)	57.67%	63.05%	62.48%
1First Quarter Summary compares to the linked quarter unless noted.
2Non-GAAP measure. See pages 15-17 for a reconciliation to the most directly comparable GAAP measure.    1

MIDWESTONE'S RESPONSE TO COVID-19
MidWestOne has activated our Business Continuity Plan and taken actions to support the health, safety, and well-being of our communities, customers, and employees.
SUPPORTING OUR EMPLOYEES
MidWestOne has taken steps to support our employees:
•Ensuring the safety of our workforce through social distancing throughout our locations, servicing customers via drive-up and closure of bank lobbies, significant expansion of work from home capabilities, increased cleaning services, and implementation of business travel restrictions.
•Providing financial assistance by providing pandemic pay benefits to employees to care for children due to school or daycare closures and for COVID-19 self-isolation, and by providing accommodations for employees with pre-existing health conditions through pandemic pay benefits or remote work arrangements.
SUPPORTING OUR CUSTOMERS
To assist our consumer and business clients during this time of need, MidWestOne is providing relief in several ways:
•Implementing loan payment deferral program. Through April 28, 2020, we have approved approximately $346 million in loan payment deferrals.
•Aiding our clients through administration of the Small Business Administration's Paycheck Protection Program (PPP). Through April 28, 2020, we have approved approximately $332 million in total loan volume through the PPP for 2,190 customers.
•Aiding our clients through administration of the CARES Act SBA payment forgiveness program. Through April 23, 2020, over 120 loans have been enrolled with monthly payment relief totaling more than $600,000.
•Digitally enabling our customers. Online banking user sessions and online account openings increased 26% and 34%, respectively1.
SUPPORTING OUR COMMUNITIES
MidWestOne is committing an additional $150,000 to our annual charitable giving to help meet the needs of our communities impacted by COVID-19. As a community bank, MidWestOne takes pride in making these contributions. In addition, MidWestOne has focused on supporting our local businesses, including by using local restaurants to provide food for employee recognition lunches for MidWestOne employees working on-site.
INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income decreased in the first quarter of 2020 to $37.4 million from $39.6 million in the linked quarter, reflecting net interest margin compression and lower loan purchase discount accretion. The tax equivalent net interest margin decreased 19 basis points ("bps") to 3.60% for the first quarter of 2020 from 3.79% in the linked quarter. Loan purchase discount accretion added $3.0 million to net interest income in the first quarter compared to $3.9 million in the linked quarter. The Company's core net interest margin, which excludes loan purchase discount accretion, compressed 11 bps from the linked quarter as lower asset yields were only partially offset by reduced funding costs. Finally, an asset-side mix shift contributed to the decrease in net interest income.
Mr. Funk continued, “Part of the decrease in net interest income compared to the prior quarter was attributable to loan purchase discount accretion. In addition, core net interest margin compression reflected a timing difference between the market reduction in interest rates on variable rate loans and the repricing of our deposit portfolios. Certain variable rate loans repriced lower twice during the month of March as a result of the decreases of 50 bps and 100 bps in the target federal funds rate by the Federal Reserve Board's Federal Open Market Committee. However, certain deposit rates were not adjusted until the end of the month. We expect to see net interest margin improvement in the second quarter as our funding costs are adjusted.”
1Online banking user sessions data compares April 25, 2020 to March 1, 2020. Online Account openings data compares March 2020 to February 2020.

Noninterest Income
Noninterest income for the first quarter of 2020 increased $1.1 million, or 12%, from the linked quarter. The increase was due primarily to an increase of $1.6 million in the ‘Other’ income line item. The 'Other' line item reflected an increase from the linked quarter of $2.0 million in income from our commercial loan swap program. Partially offsetting this increase, loan revenue declined $634 thousand due primarily to a $447 thousand decrease in the fair value of mortgage servicing rights.
“It was a strong quarter throughout our lines of business that generate fees. Wealth management had consistent performance throughout the quarter, as did our Home Mortgage Center. Commercial banking swap revenues had the best quarter since we implemented this product for our customers. The biggest negative in this segment was the fair value adjustment in mortgage servicing rights,” said Mr. Funk.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
Noninterest Income	2020	2019	2019
	(In thousands)
Investment services and trust activities	$2,536	$2,421	$1,390
Service charges and fees	1,826	2,072	1,442
Card revenue	1,365	1,142	998
Loan revenue	1,123	1,757	393
Bank-owned life insurance	520	501	392
Insurance commissions	—	—	420
Investment securities gains, net	42	18	17
Other	2,743	1,125	358
Total noninterest income	$10,155	$9,036	$5,410

Noninterest Expense
Noninterest expense for the first quarter of 2020 decreased $6.4 million, or 18%, from the linked quarter due primarily to a decrease in compensation and employee benefits. The decrease in compensation and employee benefits is primarily attributable to the decrease in merger-related expenses related to the Company's prior merger with ATBancorp. In addition, other noninterest expense decreased primarily due to a reduction in tax credit partnership investment amortization, which was $401 thousand in the first quarter of 2020 compared to $3.9 million in the linked quarter.
The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
Noninterest Expense	2020	2019	2019
	(In thousands)
Compensation and employee benefits	$16,617	$19,246	$12,579
Occupancy expense of premises, net	2,341	2,347	1,879
Equipment	1,880	2,251	1,371
Legal and professional	1,535	1,797	965
Data processing	1,354	1,492	845
Marketing	1,062	1,147	606
Amortization of intangibles	2,028	1,941	452
FDIC insurance	448	(72)	370
Communications	457	493	342
Foreclosed assets, net	138	173	58
Other	2,141	5,621	1,150
Total noninterest expense	$30,001	$36,436	$20,617

The following table presents details of merger-related costs for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
Merger-related Expenses	2020	2019	2019
	(In thousands)
Compensation and employee benefits	$—	$2,854	$10
Occupancy expense of premises, net	—	73	—
Equipment	—	43	—
Legal and professional	—	201	126
Data processing	44	51	5
Marketing	—	2	—
Other	10	58	26
Total merger-related costs	$54	$3,282	$167

Income Taxes
The Company recognized a net income tax benefit of $2.2 million in the first quarter of 2020 compared to a net income tax benefit of $1.8 million in the linked quarter due primarily to the net loss during the first quarter of 2020 and the recognition of $383 thousand of tax credits during the the first quarter of 2020.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(Dollars in millions, except per share amounts)
Ending Balance Sheet
Total assets	$4,763.9	$4,653.6	$3,309.0
Loans held for investment, net of unearned income	3,425.8	3,451.3	2,403.8
Total securities held for investment	881.9	786.0	628.0
Total deposits	3,859.8	3,728.7	2,684.8
Average Balance Sheet
Average total assets	$4,669.7	$4,634.6	$3,301.1
Average total loans	3,436.3	3,493.5	2,409.6
Average total deposits	3,760.0	3,723.9	2,627.6
Funding and Liquidity
Short-term borrowings	$129.5	$139.3	$76.1
Long-term debt	209.9	231.7	162.5
Loans to deposits ratio	89.15%	93.04%	89.74%
Equity
Total shareholders' equity	$500.6	$509.0	$363.8
Equity to assets ratio	10.51%	10.94%	11.00%
Tangible common equity(1)	376.4	384.8	289.8
Tangible common equity ratio(1)	8.11%	8.50%	8.96%
Per Share Data
Book value	$31.11	$31.49	$29.94
Tangible book value(1)	$23.39	$23.81	$23.84
(1) Non-GAAP measure. See pages 15-17 for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, decreased $25.5 million, or 1%, to $3.43 billion from December 31, 2019, primarily due to continued pay downs. At March 31, 2020, commercial real estate loans comprised approximately 52% of the loan portfolio. Commercial and industrial loans was the next largest category at 25% of total loans, followed by residential real estate loans at 16%, agricultural loans at 4%, and consumer loans at 2% of total loans.

The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

	March 31,	December 31,	March 31,
Loans Held for Investment	2020	2019	2019
	(In thousands)
Commercial and industrial	$864,702	$835,236	$535,878
Agricultural	145,435	140,446	96,766
Commercial real estate
Construction and development	282,921	298,077	187,906
Farmland	168,777	181,885	86,648
Multifamily	217,108	227,407	161,067
Other	1,111,640	1,107,490	843,817
Total commercial real estate	1,780,446	1,814,859	1,279,438
Residential real estate
One-to-four family first liens	389,055	407,418	333,220
One-to-four family junior liens	165,235	170,381	121,793
Total residential real estate	554,290	577,799	455,013
Consumer	80,889	82,926	36,664
Loans held for investment, net of unearned income	$3,425,762	$3,451,266	$2,403,759

“Although total loans fell from year-end, commercial and industrial loans showed a large increase and agricultural loans showed an increase as lines of credit were drawn on in anticipation of spring planting. Construction and development loans were down, which is partially seasonal, and pay-downs occurred in the multi-family portfolio. The largest decrease occurred in the 1-4 family residential portfolio as in-house loans were refinanced into the secondary market due to historically low interest rates,” stated Mr. Funk.
Credit Loss Expense and Allowance for Credit Losses
The following table shows the activity in the allowance for credit losses related to loans for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
Allowance for Credit Losses Roll Forward	2020	2019	2019
	(In thousands)
Beginning balance	$29,079	$31,532	$29,307
Cumulative effect of change in accounting principle - CECL	3,984	—	—
Charge-offs	(1,497)	(3,212)	(1,355)
Recoveries	299	155	106
Net charge-offs	(1,198)	(3,057)	(1,249)
Credit loss expense related to loans	19,322	604	1,594
Ending balance	$51,187	$29,079	$29,652
Effective January 1, 2020, the Company adopted the Financial Instruments - Credit Losses (CECL) accounting guidance. The adoption of this guidance established a single allowance framework for all financial assets carried at amortized cost and certain off-balance sheet credit exposures. The framework requires that management's estimate reflects credit losses over the full remaining expected life of each credit and considers expected future changes in macroeconomic conditions. The adoption resulted in the recognition on January 1, 2020 of cumulative effect adjustments of $4.0 million related to the allowance for credit losses (ACL) and $3.4 million related to the liability for off-balance sheet credit exposures.
As of March 31, 2020, the ACL was $51.2 million, or 1.49% of loans held for investment, net of unearned income, compared with $29.1 million, or 0.84%, at December 31, 2019. The increase in the ratio was due to an increased credit loss expense driven by deterioration in current and forecasted economic conditions, largely as a result of the COVID-19 pandemic.
As of March 31, 2020, the liability for off-balance sheet credit exposures was $5.8 million and was included in 'Other liabilities' on the balance sheet. The increase in the liability for off-balance-sheet credit exposures was due to credit loss expense of $2.4 million in the first quarter driven by deterioration in current and forecasted economic conditions, largely as a result of the COVID-19 pandemic.

Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31,	December 31,	March 31,
Deposit Composition	2020	2019	2019
	(In thousands)
Noninterest bearing deposits	$637,127	$662,209	$426,729
Interest checking deposits	995,762	962,830	696,760
Money market deposits	793,482	763,028	629,838
Savings deposits	404,100	387,142	200,998
Total non-maturity deposits	2,830,471	2,775,209	1,954,325
Time deposits of $250,000 and under	688,409	682,232	541,310
Time deposits over $250,000	340,964	271,214	189,192
Total time deposits	1,029,373	953,446	730,502
Total deposits	$3,859,844	$3,728,655	$2,684,827

Mr. Funk noted, “Once again, it was a very strong deposit quarter for the bank. Some of this growth is seasonal, but real progress is being made in developing long-term core funding relationships.”
CREDIT QUALITY
The following table presents a roll forward of nonperforming loans for the period indicated:

		90+ Days Past	Performing
		Due & Still	Troubled Debt
Nonperforming Loans	Nonaccrual	Accruing	Restructured	Total
	(In thousands)
Balance at December 31, 2019	$41,483	$136	$4,372	$45,991
Loans placed on nonaccrual, restructured or 90+ days past due & still accruing	10,450	291	—	10,741
Repayments (including interest applied to principal)	(6,078)	—	(13)	(6,091)
Loans returned to accrual status or no longer past due	(274)	(61)	—	(335)
Charge-offs	(1,288)	—	—	(1,288)
Transfers to foreclosed assets	(320)	—	—	(320)
Transfers to nonaccrual	—	(63)	—	(63)
Balance at March 31, 2020	$43,973	$303	$4,359	$48,635

The following table presents selected loan credit quality metrics as of the dates indicated:

	March 31,	December 31,	March 31,
Credit Quality Metrics	2020	2019	2019
	(dollars in thousands)
Nonaccrual loans held for investment	$43,973	$41,483	$21,274
Performing troubled debt restructured loans held for investment	4,359	4,372	5,161
Accruing loans contractually past due 90 days or more	303	136	208
Total nonperforming loans	48,635	45,991	26,643
Foreclosed assets, net	968	3,706	336
Total nonperforming assets	$49,603	$49,697	$26,979
Allowance for credit losses	51,187	29,079	29,652
Credit loss expense related to loans (for the quarter)	19,322	604	1,594
Net charge-offs (for the quarter)	1,198	3,057	1,249
Net charge-offs to average loans held for investment (for the quarter)	0.14%	0.35%	0.21%
ACL to loans held for investment, net of unearned income	1.49%	0.84%	1.23%
ACL to nonaccrual loans held for investment, net of unearned income	116.41%	70.10%	139.38%
Nonaccrual loans held for investment to loans held for investment, net of unearned income	1.28%	1.20%	0.89%

Mr. Funk noted, "Total nonperforming assets (NPAs) were relatively flat quarter to quarter. During the first quarter, we did make progress in our collection efforts on several large NPAs, but unfortunately we expect that the current pandemic crisis will likely stall collection efforts that were scheduled to occur in the second quarter."
CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) recently issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of CECL. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. This cumulative amount will then be reduced from capital over the subsequent three-year period.
The following table presents the regulatory capital ratios of the Company and its banking subsidiary as of the dates indicated:

	March 31,	December 31,	March 31,
Regulatory Capital Ratios	2020	2019	2019
MidWestOne Financial Group, Inc. Consolidated
Common equity tier 1 capital ratio(1)	9.25%	9.46%	10.36%
Tier 1 capital ratio(1)	10.25%	10.47%	11.21%
Total capital ratio(1)	11.48%	11.34%	12.26%
Tier 1 leverage ratio(1)	9.39%	9.48%	9.80%
MidWestOne Bank
Common equity tier 1 capital ratio(1)	10.95%	11.12%	10.90%
Tier 1 capital ratio(1)	10.95%	11.12%	10.90%
Total capital ratio(1)	12.03%	11.83%	11.95%
Tier 1 leverage ratio(1)	10.03%	10.06%	9.52%
(1) Capital ratios for March 31, 2020 are preliminary

CORPORATE UPDATE
Share Repurchase Program
During the first quarter of 2020, the Company repurchased 95,340 shares of its common stock at an average price of $27.32 per share and a total cost of $2.6 million. At March 31, 2020, $6.4 million remained available to repurchase shares under the Company’s current share repurchase program.
"We discontinued repurchases of our stock in mid-March and currently have no near-term plans to resume repurchases until we have more clarity on the economic outlook," Mr. Funk concluded.
Cash Dividend Announcement
On April 29, 2020, the Company’s board of directors declared a quarterly cash dividend of $0.22 per common share. The dividend is payable June 15, 2020, to shareholders of record at the close of business on June 1, 2020.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, May 1, 2020. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until July 31, 2020, by calling 877-344-7529 and using the replay access code of 10136657. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

INVESTOR PRESENTATION
MidWestOne has prepared presentation materials (the “Investor Presentation”) that management intends to use during its First Quarter 2020 conference call on May 1, 2020. These materials have been furnished to the U.S. Securities and Exchange Commission concurrently with this press release, and are also available on MidWestOne’s website at www.midwestonefinancial.com.
ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for loan losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for loan losses and estimation of values of collateral and various financial assets and liabilities; (15) the risks of mergers, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (16) volatility of rate-sensitive deposits; (17) operational risks, including data processing system failures or fraud; (18) asset/liability matching risks and liquidity risks; (19) the costs, effects and outcomes of existing or future litigation; (20) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (21) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board, such as the implementation of CECL; (22) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (23) the effects of cyber-attacks; (24) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (25) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(In thousands)
ASSETS
Cash and due from banks	$60,396	$67,174
Interest earning deposits in banks	58,319	6,112
Federal funds sold	6,830	198
Total cash and cash equivalents	125,545	73,484
Debt securities available for sale at fair value	881,859	785,977
Loans held for sale	9,483	5,400
Gross loans held for investment	3,440,907	3,469,236
Unearned income, net	(15,145)	(17,970)
Loans held for investment, net of unearned income	3,425,762	3,451,266
Allowance for credit losses	(51,187)	(29,079)
Total loans held for investment, net	3,374,575	3,422,187
Premises and equipment, net	89,860	90,723
Goodwill	93,977	91,918
Other intangible assets, net	30,190	32,218
Foreclosed assets, net	968	3,706
Other assets	157,452	147,960
Total assets	$4,763,909	$4,653,573
LIABILITIES
Noninterest bearing deposits	$637,127	$662,209
Interest bearing deposits	3,222,717	3,066,446
Total deposits	3,859,844	3,728,655
Short-term borrowings	129,489	139,349
Long-term debt	209,874	231,660
Other liabilities	64,138	44,927
Total liabilities	4,263,345	4,144,591
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581
Additional paid-in capital	299,412	297,390
Retained earnings	190,212	201,105
Treasury stock	(12,518)	(10,466)
Accumulated other comprehensive income	6,877	4,372
Total shareholders' equity	500,564	508,982
Total liabilities and shareholders' equity	$4,763,909	$4,653,573

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
	(In thousands, except per share data)
Interest income
Loans, including fees	$42,012	$44,906	$29,035
Taxable investment securities	3,717	3,540	2,927
Tax-exempt investment securities	1,512	1,465	1,406
Other	164	115	20
Total interest income	47,405	50,026	33,388
Interest expense
Deposits	7,949	8,251	5,695
Short-term borrowings	334	368	457
Long-term debt	1,716	1,823	1,260
Total interest expense	9,999	10,442	7,412
Net interest income	37,406	39,584	25,976
Credit loss expense	21,733	604	1,594
Net interest income after credit loss expense	15,673	38,980	24,382
Noninterest income
Investment services and trust activities	2,536	2,421	1,390
Service charges and fees	1,826	2,072	1,442
Card revenue	1,365	1,142	998
Loan revenue	1,123	1,757	393
Bank-owned life insurance	520	501	392
Insurance commissions	—	—	420
Investment securities gains, net	42	18	17
Other	2,743	1,125	358
Total noninterest income	10,155	9,036	5,410
Noninterest expense
Compensation and employee benefits	16,617	19,246	12,579
Occupancy expense of premises, net	2,341	2,347	1,879
Equipment	1,880	2,251	1,371
Legal and professional	1,535	1,797	965
Data processing	1,354	1,492	845
Marketing	1,062	1,147	606
Amortization of intangibles	2,028	1,941	452
FDIC insurance	448	(72)	370
Communications	457	493	342
Foreclosed assets, net	138	173	58
Other	2,141	5,621	1,150
Total noninterest expense	30,001	36,436	20,617
(Loss) income before income tax (benefit) expense	(4,173)	11,580	9,175
Income tax (benefit) expense	(2,198)	(1,791)	1,890
Net (loss) income	$(1,975)	$13,371	$7,285

(Loss) earnings per common share
Basic	$(0.12)	$0.83	$0.60
Diluted	$(0.12)	$0.83	$0.60
Weighted average basic common shares outstanding	16,142	16,162	12,164
Weighted average diluted common shares outstanding	16,142	16,193	12,177
Dividends paid per common share	$0.2200	$0.2025	$0.2025

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
	(In thousands)
ASSETS
Cash and due from banks	$60,396	$67,174	$79,776	$72,801	$40,002
Interest earning deposits in banks	58,319	6,112	6,413	47,708	2,969
Federal funds sold	6,830	198	478	—	—
Total cash and cash equivalents	125,545	73,484	86,667	120,509	42,971
Debt securities available for sale at fair value	881,859	785,977	503,278	460,302	432,979
Held to maturity securities at amortized cost	—	—	190,309	193,173	195,033
Total securities held for investment	881,859	785,977	693,587	653,475	628,012
Loans held for sale	9,483	5,400	7,906	4,306	309
Gross loans held for investment	3,440,907	3,469,236	3,545,993	3,569,236	2,409,333
Unearned income, net	(15,145)	(17,970)	(21,265)	(32,733)	(5,574)
Loans held for investment, net of unearned income	3,425,762	3,451,266	3,524,728	3,536,503	2,403,759
Allowance for credit losses	(51,187)	(29,079)	(31,532)	(28,691)	(29,652)
Total loans held for investment, net	3,374,575	3,422,187	3,493,196	3,507,812	2,374,107
Premises and equipment, net	89,860	90,723	91,190	93,395	75,200
Goodwill	93,977	91,918	93,258	93,376	64,654
Other intangible assets, net	30,190	32,218	33,635	36,624	9,423
Foreclosed assets, net	968	3,706	4,366	4,922	336
Other assets	157,452	147,960	144,482	148,044	113,963
Total assets	$4,763,909	$4,653,573	$4,648,287	$4,662,463	$3,308,975
LIABILITIES
Noninterest bearing deposits	$637,127	$662,209	$673,777	$647,078	$426,729
Interest bearing deposits	3,222,717	3,066,446	3,035,935	3,078,394	2,258,098
Total deposits	3,859,844	3,728,655	3,709,712	3,725,472	2,684,827
Short-term borrowings	129,489	139,349	155,101	153,829	76,066
Long-term debt	209,874	231,660	244,677	252,673	162,471
Other liabilities	64,138	44,927	40,912	42,138	21,762
Total liabilities	4,263,345	4,144,591	4,150,402	4,174,112	2,945,126
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	12,463
Additional paid-in capital	299,412	297,390	297,144	296,879	187,535
Retained earnings	190,212	201,105	191,007	181,984	173,771
Treasury stock	(12,518)	(10,466)	(9,933)	(8,716)	(7,297)
Accumulated other comprehensive income (loss)	6,877	4,372	3,086	1,623	(2,623)
Total shareholders' equity	500,564	508,982	497,885	488,351	363,849
Total liabilities and shareholders' equity	$4,763,909	$4,653,573	$4,648,287	$4,662,463	$3,308,975

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
	(In thousands, except per share data)
Interest income
Loans, including fees	$42,012	$44,906	$49,169	$40,053	$29,035
Taxable investment securities	3,717	3,540	3,376	3,289	2,927
Tax-exempt investment securities	1,512	1,465	1,401	1,424	1,406
Other	164	115	130	185	20
Total interest income	47,405	50,026	54,076	44,951	33,388
Interest expense
Deposits	7,949	8,251	8,238	7,743	5,695
Short-term borrowings	334	368	522	500	457
Long-term debt	1,716	1,823	2,058	1,876	1,260
Total interest expense	9,999	10,442	10,818	10,119	7,412
Net interest income	37,406	39,584	43,258	34,832	25,976
Credit loss expense	21,733	604	4,264	696	1,594
Net interest income after credit loss expense	15,673	38,980	38,994	34,136	24,382
Noninterest income
Investment services and trust activities	2,536	2,421	2,339	1,890	1,390
Service charges and fees	1,826	2,072	2,068	1,870	1,442
Card revenue	1,365	1,142	1,655	1,799	998
Loan revenue	1,123	1,757	991	648	393
Bank-owned life insurance	520	501	514	470	392
Insurance commissions	—	—	—	314	420
Investment securities gains, net	42	18	23	32	17
Other	2,743	1,125	414	1,773	358
Total noninterest income	10,155	9,036	8,004	8,796	5,410
Noninterest expense
Compensation and employee benefits	16,617	19,246	17,426	16,409	12,579
Occupancy expense of premises, net	2,341	2,347	2,294	2,127	1,879
Equipment	1,880	2,251	2,181	1,914	1,371
Legal and professional	1,535	1,797	1,996	3,291	965
Data processing	1,354	1,492	1,234	1,008	845
Marketing	1,062	1,147	1,167	869	606
Amortization of intangibles	2,028	1,941	2,583	930	452
FDIC insurance	448	(72)	(42)	434	370
Communications	457	493	489	377	342
Foreclosed assets, net	138	173	265	84	58
Other	2,141	5,621	1,849	1,597	1,150
Total noninterest expense	30,001	36,436	31,442	29,040	20,617
(Loss) income before income tax (benefit) expense	(4,173)	11,580	15,556	13,892	9,175
Income tax (benefit) expense	(2,198)	(1,791)	3,256	3,218	1,890
Net (loss) income	$(1,975)	$13,371	$12,300	$10,674	$7,285

(Loss) earnings per common share
Basic	$(0.12)	$0.83	$0.76	$0.72	$0.60
Diluted	$(0.12)	$0.83	$0.76	$0.72	$0.60
Weighted average basic common shares outstanding	16,142	16,162	16,201	14,894	12,164
Weighted average diluted common shares outstanding	16,142	16,193	16,215	14,900	12,177
Dividends paid per common share	$0.2200	$0.2025	$0.2025	$0.2025	$0.2025

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)(3)	$3,436,263	$42,509	4.98%	$3,493,496	$45,429	5.16%	$2,409,641	$29,308	4.93%
Taxable investment securities	567,001	3,717	2.64%	508,911	3,540	2.76%	414,986	2,927	2.86%
Tax-exempt investment securities (2)(4)	224,171	1,907	3.42%	211,695	1,846	3.46%	202,027	1,772	3.56%
Total securities held for investment(2)	791,172	5,624	2.86%	720,606	5,386	2.97%	617,013	4,699	3.09%
Other	55,833	164	1.18%	28,227	115	1.62%	3,053	20	2.66%
Total interest earning assets(2)	$4,283,268	48,297	4.54%	$4,242,329	50,930	4.76%	$3,029,707	34,027	4.55%
Other assets	386,456			392,254			271,390
Total assets	$4,669,724			$4,634,583			$3,301,097
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$965,077	$1,316	0.55%	$926,155	$1,394	0.60%	$676,654	$910	0.55%
Money market deposits	766,766	1,645	0.86%	784,752	1,820	0.92%	599,695	1,334	0.90%
Savings deposits	393,833	391	0.40%	388,338	389	0.40%	204,757	58	0.11%
Time deposits	997,136	4,597	1.85%	953,804	4,648	1.93%	724,772	3,393	1.90%
Total interest bearing deposits	3,122,812	7,949	1.02%	3,053,049	8,251	1.07%	2,205,878	5,695	1.05%
Short-term borrowings	121,942	334	1.10%	126,508	368	1.15%	109,929	457	1.69%
Long-term debt	225,587	1,716	3.06%	237,788	1,823	3.04%	179,515	1,260	2.85%
Total borrowed funds	347,529	2,050	2.37%	364,296	2,191	2.39%	289,444	1,717	2.41%
Total interest bearing liabilities	$3,470,341	$9,999	1.16%	$3,417,345	$10,442	1.21%	$2,495,322	$7,412	1.20%
Noninterest bearing deposits	637,204			670,884			421,753
Other liabilities	47,010			43,343			24,619
Shareholders’ equity	515,169			503,011			359,403
Total liabilities and shareholders’ equity	$4,669,724			$4,634,583			$3,301,097
Net interest income(2)		$38,298			$40,488			$26,615
Net interest spread(2)			3.38%			3.55%			3.35%
Net interest margin(2)			3.60%			3.79%			3.56%

Total deposits(5)	$3,760,016	$7,949	0.85%	$3,723,933	$8,251	0.88%	$2,627,631	$5,695	0.88%
Cost of funds(6)			0.98%			1.01%			1.03%
Cost to fund earning assets(7)			0.94%			0.98%			0.99%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $(122) thousand, $159 thousand, and $(150) thousand for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively. Loan purchase discount accretion was $3.0 million, $3.9 million, and $586 thousand for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively. Tax equivalent adjustments were $497 thousand, $523 thousand, and $273 thousand for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $395 thousand, $381 thousand, and $366 thousand for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.
(7) Cost to fund earnings assets is calculated as annualized total interest expense divided by average earning assets.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), efficiency ratio, and pre-tax pre-provision net revenue. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value	March 31,	December 31,	September 30,	June 30,	March 31,
per Share/Tangible Common Equity Ratio	2020	2019	2019	2019	2019
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$500,564	$508,982	$497,885	$488,351	$363,849
Intangible assets, net	(124,167)	(124,136)	(126,893)	(130,000)	(74,077)
Tangible common equity	$376,397	$384,846	$370,992	$358,351	$289,772

Total assets	$4,763,909	$4,653,573	$4,648,287	$4,662,463	$3,308,975
Intangible assets, net	(124,167)	(124,136)	(126,893)	(130,000)	(74,077)
Tangible assets	$4,639,742	$4,529,437	$4,521,394	$4,532,463	$3,234,898

Book value per share	$31.11	$31.49	$30.77	$30.11	$29.94
Tangible book value per share(1)	$23.39	$23.81	$22.93	$22.09	$23.84
Shares outstanding	16,089,782	16,162,176	16,179,734	16,221,160	12,153,045

Equity to assets ratio	10.51%	10.94%	10.71%	10.47%	11.00%
Tangible common equity ratio(2)	8.11%	8.50%	8.21%	7.91%	8.96%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	For the Three Months Ended
Return on Average Tangible Equity	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands)
Net (loss) income	$(1,975)	$13,371	$7,285
Intangible amortization, net of tax(1)	1,521	1,456	357
Tangible net (loss) income	$(454)	$14,827	$7,642

Average shareholders’ equity	$515,169	$503,011	$359,403
Average intangible assets, net	(122,948)	(125,898)	(74,293)
Average tangible equity	$392,221	$377,113	$285,110

Return on average equity	(1.54)%	10.55%	8.22%
Return on average tangible equity(2)	(0.47)%	15.60%	10.87%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net (loss) income divided by average tangible equity.

	For the Three Months Ended
Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands)
Net interest income	$37,406	$39,584	$25,976
Tax equivalent adjustments:
Loans(1)	497	523	273
Securities(1)	395	381	366
Net interest income, tax equivalent	$38,298	$40,488	$26,615
Loan purchase discount accretion	(3,023)	(3,937)	(586)
Core net interest income	$35,275	$36,551	$26,029

Net interest margin	3.51%	3.70%	3.48%
Net interest margin, tax equivalent(2)	3.60%	3.79%	3.56%
Core net interest margin(3)	3.31%	3.42%	3.48%
Average interest earning assets	$4,283,268	$4,242,329	$3,029,707
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	For the Three Months Ended
Loan Yield, Tax Equivalent	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands)
Loan interest income, including fees	$42,012	$44,906	$29,035
Tax equivalent adjustment(1)	497	523	273
Tax equivalent loan interest income	$42,509	$45,429	$29,308
Loan purchase discount accretion	(3,023)	(3,937)	(586)
Core loan interest income	$39,486	$41,492	$28,722

Yield on loans	4.92%	5.10%	4.89%
Yield on loans, tax equivalent(2)	4.98%	5.16%	4.93%
Core yield on loans(3)	4.62%	4.71%	4.83%
Average loans	$3,436,263	$3,493,496	$2,409,641
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	For the Three Months Ended
Efficiency Ratio	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands)
Total noninterest expense	$30,001	$36,436	$20,617
Amortization of intangibles	(2,028)	(1,941)	(452)
Merger-related expenses	(54)	(3,282)	(167)
Noninterest expense used for efficiency ratio	$27,919	$31,213	$19,998

Net interest income, tax equivalent(1)	$38,298	$40,488	$26,615
Noninterest income	10,155	9,036	5,410
Investment securities gains, net	(42)	(18)	(17)
Net revenues used for efficiency ratio	$48,411	$49,506	$32,008

Efficiency ratio	57.67%	63.05%	62.48%
(1) The federal statutory tax rate utilized was 21%.

	For the Three Months Ended
Pre-tax Pre-provision Net Revenue	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands)
Net interest income	$37,406	$39,584	$25,976
Noninterest income	10,155	9,036	5,410
Noninterest expense	(30,001)	(36,436)	(20,617)
Pre-tax Pre-provision Net Revenue	$17,560	$12,184	$10,769

Contact:
Charles N. Funk	Barry S. Ray
President and Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800